For Immediate Release	Exhibit 99.3
Contact:
Dennis Craven (Company)	Chris Daly
Chief Financial Officer	Daly Gray, Inc. (Media)
(561) 227-1386	(703) 435-6293

Chatham Lodging Announces Date of 2014 Annual Meeting of Shareholders

PALM BEACH, Fla., March 17, 2014 - Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on investing in upscale extended-stay hotels and premium-branded select-service hotels, today announced that its Board of Trustees has set the date for the Company’s annual meeting of shareholders for May 22, 2014 at 9:00 a.m. EST. The meeting will be held at the Brazilian Court hotel located at 301 Australian Ave, Palm Beach, FL 33480.

The record date for determining shareholders entitled to notice of, and to vote at, the annual meeting will be the close of business on April 1, 2014.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 77 hotels totaling 10,686 rooms/suites, comprised of 25 hotels it wholly owns with an aggregate of 3,591 rooms/suites in 15 states and the District of Columbia and holds a minority investment in two joint ventures that own 52 hotels with an aggregate of 7,095 rooms/suites. Additional information about Chatham may be found at www.chathamlodgingtrust.com.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about Chatham Lodging Trust, including those statements regarding acquisitions, capital expenditures, future operating results and the timing and composition of revenues, among others, and statements containing words such as “expects,” “believes” or “will,” which indicate that those statements are forward-looking.  Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results or performance to differ materially from those discussed in such statements.  Additional risks are discussed in the company’s filings with the Securities and Exchange Commission.